UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      Amendment and Restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan

On May 20, 2014, Rush Enterprises, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”), at which the Company’s shareholders approved the amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (the “2007 LTIP”). The Company’s executive officers may participate in the 2007 LTIP.

The amendment and restatement includes the following material changes from the prior 2007 LTIP: (i) an increase in the number of authorized shares of Class A Common Stock and Class B Common Stock that can be awarded under the 2007 LTIP by 1,500,000 and 1,000,000 shares, respectively; (ii) the addition of a provision that allows the Company’s compensation committee to adjust or modify pre-established performance goals in order to prevent the dilution or enlargement of the rights of participants based on certain specified events; and (iii) the addition of a provision that prohibits the provision of stock, cash, or other consideration to a participant in exchange for the cancellation of any option or stock appreciation right with an exercise price higher than the fair market value of the shares covered by the option or stock appreciation right.

The foregoing description of the amendment and restatement of the 2007 LTIP does not purport to be complete and is qualified in its entirety by the full text of the 2007 LTIP, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s 2014 Annual Meeting, the Company’s shareholders voted on each of the below proposals, which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2014. The final voting results of the 2014 Annual Meeting are set forth below.

Proposal 1 – Election of Directors. The Company’s shareholders elected W. Marvin Rush, W.M. “Rusty” Rush, James C. Underwood, Harold D. Marshall, Thomas A. Akin, Gerald R. Szczepanski, and Raymond J. Chess as directors to hold office until the Company’s 2015 Annual Meeting of Shareholders. The voting results for each of these individuals were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
W. M. “Rusty” Rush	10,150,303	190,247	1,078,853
W. Marvin Rush	10,162,269	178,282	1,078,853
Harold D. Marshall	10,142,034	198,516	1,078,853
Thomas A. Akin	10,171,245	169,308	1,078,853
Gerald R. Szczepanski	10,111,004	229,547	1,078,853
James C. Underwood	10,173,307	167,244	1,078,853
Raymond J. Chess	10,148,803	191,748	1,078,853

Proposal 2 – Advisory Vote on the Company’s Executive Compensation. The Company’s shareholders approved, on an advisory basis, the Company’s executive compensation. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,968,075	2,274,082	98,394	1,078,853

Proposal 3 – Approval of the Amendment and Restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan.   The Company’s shareholders approved the amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,000,144	3,257,007	83,400	1,078,853

Proposal 4 – Ratification of the Company’s Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions
11,322,909	13,337	83,157

ITEM 9.01     Financial Statements and Exhibits.

(d)     Exhibits

10.1     Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (previously filed as Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2014 and incorporated herein by reference.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By:	/s/ Derrek Weaver
Derrek Weaver
Senior Vice President, General Counsel and
Corporate Secretary

Dated: May 20, 2014